Exhibit 99.1

Proofpoint Announces Third Quarter 2012 Financial Results

•                        Total revenue of $27.1 million, up 32% year-over year

•                        Subscription revenue of $26.0 million, up 38% year-over-year

•                        Billings of $30.0 million, up 39% year-over-year

•                        GAAP EPS loss of $0.14; Non GAAP EPS loss of $0.07

•                        Operating cash flow of $0.8 million during the third quarter

SUNNYVALE, Calif., – October 25, 2012 – Proofpoint, Inc. (NASDAQ: PFPT), a leading provider of security-as-a-service solutions, today announced financial results for the third quarter ended September 30, 2012.

“Our strong third quarter performance highlights the underlying strength of our integrated Security-as-a-Service platform and the execution of our global go-to-market strategy,” stated Gary Steele, chief executive officer of Proofpoint.  “The combination of our continued high win rates, expansion with our existing customers and momentum with our strategic partners enabled us to further penetrate our targeted mid- to large-enterprise customers.”

Steele continued, “Our focus on security innovation is yielding early results, as evidenced by the initial traction from our recently launched Targeted Attack Protection solution in addition to the recent release of our Enterprise Archive Content Collection option, which integrates capabilities of our Enterprise Archiving and Enterprise Governance solutions.  Looking forward, we are continuing to invest additional resources to expand and enhance our sales organization and to strengthen our research and development capabilities in order to continue our drive for global market share.”

Third Quarter 2012 Financial Highlights

•                  Revenue: Total revenue for the third quarter of 2012 was $27.1 million, an increase of 32% compared to $20.5 million in the prior-year period. Within total revenue, subscription revenue was $26.0 million, an increase of 38% on a year-over-year basis.  Hardware and services revenue contributed the remaining $1.1 million of total revenue for the third quarter of 2012.

•                  Billings: Total billings were $30.0 million for the third quarter of 2012, an increase of 39% compared to the third quarter of 2011.  The company defines billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.

•                  Gross Profit: GAAP gross profit for the third quarter was $19.0 million compared to $13.2 million for the third quarter of 2011. Non-GAAP gross profit for the quarter was $19.5 million compared to $14.3 million in the year ago period.  Non-GAAP gross margin was 72% for the third quarter of 2012, compared to 70% during the same period last year.

•                  Operating Loss: GAAP operating loss for the third quarter was $4.6 million compared to a loss of $4.2 million during the third quarter last year.  Non-GAAP operating loss for the third quarter of 2012 was $2.2 million, compared to a loss of $2.0 million during the same period last year.

•                  Net Loss: GAAP net loss for the third quarter was $4.6 million or $0.14 per share based on 31.8 million weighted average diluted shares outstanding.  This compares to a GAAP net loss of $4.3 million or $1.07 per share based on 4.0 million weighted average diluted shares outstanding in the prior-year period.

Non-GAAP net loss for the third quarter of 2012 was $2.2 million or $0.07 per share based on 31.8 million weighted average diluted shares outstanding, which assumes the company was public for the full year.  This compares to a loss of $2.1 million or $0.09 per share based on 23.6 million weighted average diluted shares outstanding during the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the third quarter of 2012 was negative $1.1 million compared to negative $1.2 million for the third quarter of 2011.

•                  Cash and Cash Flow: As of September 30, 2012, Proofpoint had cash, cash equivalents and short term investments of $80.7 million, compared to $81.4 million as of June 30, 2012.

The company generated $0.8 million in net cash from operations and invested $1.4 million in capital expenditures during the third quarter of 2012.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter and Recent Business Highlights:

•                  Recognized by Frost & Sullivan for Superiority in the Email Content Security Market.

•                  Positioned in the “Leaders” quadrant in Gartner’s 2012 Magic Quadrant for Secure Email Gateways.

•                  Released the Proofpoint Enterprise Archive Content Collection™ option, extending Proofpoint’s powerful eDiscovery and legal hold capabilities beyond email to a wide variety of documents, located anywhere across the extended enterprise.

•                  Launched a new Proofpoint Affiliate Program for Microsoft Partners. The new channel program focuses on partners who manage Microsoft Office 365 deployments and who need to provide enterprise-grade data protection and compliance to their clients.

•      Announced that Proofpoint’s Protection and Privacy suites will be integrated into General Dynamics Information Technology’s cloud-based Email-as-a-Service (EaaS) solution for the federal and health markets.

“We are very pleased with our ability to once again exceed expectations from a revenue, billings and cash flow perspective during the third quarter,” stated Paul Auvil, chief financial officer of Proofpoint.  “We remain encouraged by the momentum we are seeing in the business as evidenced by our strong renewal rates, the 39% increase in billings and 38% growth in our subscription revenue, which accounted for 96% of total revenue during the quarter.”

Financial Outlook

As of October 25, 2012 Proofpoint is providing guidance for its fourth quarter and full year 2012 as follows:

•                  Fourth Quarter 2012 Guidance: Total revenue is expected to be in the range of $27.4 million to $27.8 million. Billings is expected to be in the range of $33.0 million to $33.4 million. Adjusted EBITDA loss is expected to be in the range of $1.7 million to $2.1 million. Non-GAAP EPS loss is expected to be in the range of $0.09 and $0.11 based on 31.9 million weighted average diluted shares outstanding.

•                  Full Year 2012 Guidance: Total revenue is expected to be in the range of $105.0 million to $105.4 million. Billings is expected to be in the range of $113.2 million to $113.6 million. Adjusted EBITDA loss is expected to be in the range of $4.5 million and $4.9 million. Non-GAAP EPS loss is expected to be in the range of $0.32 and $0.34 based on 29.8 million weighted average diluted shares outstanding, which assumes the company was public for the full year.  Free cash flow, defined as operating cash flow less capital expenditure, is expected to be in the range of negative $0.3 million to $0.7 million, which assumes capital expenditures of approximately $6.0 million.

Quarterly Conference Call

Proofpoint will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to review the companys financial results for the third quarter ended September 30, 2012. To access this call, dial 800.309.1245 for the U.S. and Canada or 719.325.2414 for international callers with conference ID #8587834. A live webcast of the conference call will be accessible from the investor’s page of Proofpoint’s website at investors.proofpoint.com, and a recording will be archived and accessible at investors.proofpoint.com. An audio replay of this conference call will also be available through November 8, 2012, by dialing 877.870.5176 for the U.S. and Canada or 858.384.5517 for international callers and entering passcode #8587834.

About Proofpoint, Inc.

Proofpoint Inc. (NASDAQ:PFPT) is a leading security-as-a-service provider that focuses on cloud-based solutions for threat protection, compliance, archiving & governance and secure communications. Organizations around the world depend on Proofpoint’s expertise, patented technologies and on-demand delivery system to protect against phishing, malware and spam, safeguard privacy, encrypt sensitive information, and archive and govern messages and critical enterprise information. More information is available at www.proofpoint.com.

Proofpoint, Proofpoint Enterprise Governance, Proofpoint Enterprise Privacy and Digital Thread are trademarks or registered trademarks of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in the company’s business, investments in sales and marketing and research and development, future growth and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: the effect of general economic conditions; specific economic risks in different geographies and among different industries; failure to maintain or increase renewals and increased business from existing customers; uncertainties related to continued success in sales growth and market share gains; failure to convert sales opportunities into definitive customer agreements; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new product introductions and innovation; the ability to attract and retain key personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; the time it takes new sales personnel to become fully productive; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; technological changes that make Proofpoint’s products and services less competitive; risks associated with the adoption of, and demand for, the Security-as-a-Service model in general and by specific industries; risks related to integrating the employees, customers and technologies of acquired businesses; and the other risk factors set forth from time to time in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Expiration of Lock-Up Period

Pursuant to the original terms of the lock-up agreements between its stockholders and the underwriters of the initial public offering, these lock-up agreements are now set to expire at the open of the market on November 12, 2012.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP gross profit. We define non-GAAP gross profit as GAAP gross profit plus stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles associated with acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit versus gross profit calculated in accordance with GAAP. Non-GAAP gross profit excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP gross profit may differ from the components that our peer companies exclude when they report their non-GAAP results.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and evaluating non-GAAP gross profit together with gross profit calculated in accordance with GAAP.

Non-GAAP operating loss. We define non-GAAP operating loss as operating loss plus stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles associated with acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating loss versus operating loss calculated in accordance with GAAP. Non-GAAP operating loss excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating loss may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating loss and evaluating non-GAAP operating loss together with operating loss calculated in accordance with GAAP.

Non-GAAP net loss. We define non-GAAP net loss as net loss plus stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider this non-GAAP financial measure to be useful metrics for management and investors for the same reasons that we use non-GAAP operating loss. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net loss the tax effects associated with stock-based compensation and the amortization of intangibles associated with acquisitions. We used a 6 percent effective tax rate to calculate non-GAAP net loss for the third quarter of 2012 and 2 percent for the third quarter of 2011. We believe that a 4-8% effective tax rate range is a reasonable estimate of the near-term normalized tax rate under our current global operating structure. The same limitations described above regarding our use of non-GAAP operating loss also apply to our use of non-GAAP net loss.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period.  We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP.  Billings include amounts that have not yet been recognized as revenue.  We may also calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Adjusted EBITDA. We define adjusted EBITDA as net loss, adjusted to exclude: depreciation, amortization of intangibles, interest income (expense), net, provision for income taxes, stock-based compensation, acquisition-related expense, other income, and other expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We do not place undue reliance on adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” section of our reports filed with the Securities and Exchange Commission.

Proofpoint, Inc.

Condensed Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenue:
Subscription	$25,991	$18,793	$74,010	$52,533
Hardware and services	1,093	1,693	3,636	6,614
Total revenue	27,084	20,486	77,646	59,147
Cost of revenue:(1)(2)
Subscription	6,967	5,936	21,414	17,553
Hardware and services	1,163	1,313	3,466	4,426
Total cost of revenue	8,130	7,249	24,880	21,979
Gross profit	18,954	13,237	52,766	37,168
Operating expense:(1)(2)
Research and development	6,262	4,594	18,367	14,416
Sales and marketing	14,126	10,779	39,751	30,070
General and administrative	3,141	2,043	8,871	6,184
Total operating expense	23,529	17,416	66,989	50,670
Operating loss	(4,575)	(4,179)	(14,223)	(13,502)
Interest expense, net	(7)	(70)	(110)	(258)
Other income (expense), net	109	(31)	(100)	212
Loss before provision for income taxes	(4,473)	(4,280)	(14,433)	(13,548)
Provision for income taxes	(119)	(33)	(430)	(169)
Net loss	$(4,592)	$(4,313)	$(14,863)	$(13,717)
Net loss per share, basic and diluted	$(0.14)	$(1.07)	$(0.70)	$(3.49)
Weighted average shares outstanding, basic and diluted
	31,844	4,048	21,246	3,931

(1) Includes stock based compensation expense as follows:

Cost of subscription revenue	$205	$76	$443	$281
Cost of hardware and services revenue	20	7	46	20
Research and development	502	307	1,409	868
Sales and marketing	830	511	2,301	1,418
General and administrative	390	220	1,184	704
Total stock-based compensation expense	$1,947	$1,121	$5,383	$3,291
(2) Includes intangible amortization expense as follows:
Cost of subscription revenue	$333	$949	$2,452	$2,809
Research and development	8	—	23	—
Sales and marketing	72	142	389	625
Total intangible amortization expense	$413	$1,091	$2,864	$3,434

Proofpoint, Inc.

Condensed Consolidated Balance Sheets

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$31,528	$9,767
Short-term investments	49,125	2,947
Accounts receivable, net	17,081	15,789
Inventory	898	729
Deferred product costs, current	1,298	1,803
Prepaid expenses and other current assets	3,690	2,556
Total current assets	103,620	33,591
Property and equipment, net	7,700	7,353
Deferred product costs, noncurrent	371	987
Goodwill	18,557	18,557
Intangible assets, net	3,325	6,189
Other noncurrent assets	253	1,275
Total assets	$133,826	$67,952
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$4,385	$3,504
Accrued liabilities	11,568	10,061
Notes payable and lease obligations	1,658	467
Deferred rent	839	517
Deferred revenue	54,170	52,836
Total current liabilities	72,620	67,385
Notes payable and lease obligations, noncurrent	2,767	4,514
Other long term liabilities, noncurrent	257	85
Deferred revenue, noncurrent	24,666	23,404
Total liabilities	100,310	95,388

Convertible preferred stock, $0.0001 par value; no shares authorized, issued and outstanding as of September 30, 2012 and 39,424 shares authorized, 38,942 shares issued and outstanding at December 31, 2011, net of issuance costs and liquidation preference of $110,338	—	109,911
Stockholders’ deficit
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding at September 30, 2012; no shares authorized, issued and outstanding at December 31, 2011	—	—
Common stock, $0.0001 par value; 200,000 and 71,400 shares authorized at September 30, 2012 and December 31, 2011, respectively; 31,887 and 4,961 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	3	1
Additional paid-in capital	210,484	24,773
Accumulated other comprehensive income (loss)	10	(3)
Accumulated deficit	(176,981)	(162,118)
Total stockholders’ equity (deficit)	33,516	(137,347)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$133,826	$67,952

Proofpoint, Inc.

Condensed Consolidated Statements of Cash Flows

(On a GAAP basis)

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities
Net loss	$(14,863)	$(13,717)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	6,037	5,693
Stock-based compensation	5,383	3,291
Change in fair value of warrant liability	—	(66)
Change in fair value of contingent earn-outs	—	208
Changes in assets and liabilities:
Accounts receivable	(1,292)	359
Inventory	(169)	122
Deferred products costs	1,121	2,360
Prepaid expenses and other current assets	(1,133)	(342)
Noncurrent assets	54	171
Accounts payable	1,099	(241)
Accrued liabilities	2,778	(1,553)
Deferred rent	321	228
Deferred revenue	2,596	3,158
Net cash provided by (used in) operating activities	1,932	(329)
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	3,151	721
Purchase of short-term investments	(49,316)	(5,082)
Purchase of property and equipment, net	(3,884)	(3,764)
Acquisitions of business (net of cash acquired)	—	(160)
Net cash used in investing activities	(50,049)	(8,285)
Cash flows from financing activities
Proceeds from issuance of common stock, net of repurchases	2,106	866
Proceeds from initial public offering, net of offering costs	68,329	—
Proceeds of equipment financing loans	—	2,926
Repayments of equipment financing loans	(557)	(173)
Net cash provided by financing activities	69,878	3,619
Net increase (decrease) in cash and cash equivalents	21,761	(4,995)
Cash and cash equivalents
Beginning of period	9,767	12,087
End of period	$31,528	$7,092

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

GAAP gross profit	$18,954	$13,237	$52,766	$37,168
Plus Adjustments:
Stock-based compensation expense	225	83	489	301
Intangible amortization expense	333	949	2,452	2,809
Non-GAAP gross profit	19,512	14,269	55,707	40,278

GAAP operating loss	(4,575)	(4,179)	(14,223)	(13,502)
Plus:
Stock-based compensation expense	1,947	1,121	5,383	3,291
Intangible amortization expense	413	1,091	2,864	3,434
Non-recurring acquisition expense	—	—	3	28
Non-GAAP operating loss	(2,215)	(1,967)	(5,973)	(6,749)

GAAP net loss	(4,592)	(4,313)	(14,863)	(13,717)
Plus:
Stock-based compensation expense	1,947	1,121	5,383	3,291
Intangible amortization expense	413	1,091	2,864	3,434
Non-recurring acquisition expense	—	—	3	28
Non-GAAP net loss	(2,232)	(2,101)	(6,613)	(6,964)

Weighted average shares outstanding, basic and diluted	31,844	4,048	21,258	3,931
Plus:
Additional weighted average shares giving effect to initial public offering and conversion of convertible preferred stock at the beginning of the period	—	19,567	10,296	19,567

Shares used in computing Non-GAAP net loss per share, basic and diluted	31,844	23,615	31,554	23,498

Non-GAAP net loss, basic and diluted	$(0.07)	$(0.09)	$(0.21)	$(0.30)

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net Loss	$(4,592)	$(4,313)	$(14,863)	$(13,717)
Depreciation	1,125	815	3,173	2,259
Amortization of Intangible Assets	413	1,091	2,864	3,434
Interest expense, net	7	70	110	258
Provision for Income Taxes	119	33	430	169
EBITDA	$(2,928)	$(2,304)	$(8,286)	$(7,597)

Stock Based Comp	$1,947	$1,121	$5,383	$3,291
Acquisition Related Expenses	—	—	3	28
Other Income	(1)	(2)	(12)	(140)
Other Expense	(108)	33	112	(72)
Adjusted EBITDA	$(1,090)	$(1,152)	$(2,800)	$(4,490)

Reconciliation of Total Revenue to Billings

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Total Revenue	$27,084	$20,486	$77,646	$59,147

Deferred Revenue
Ending	78,836	72,259	78,836	72,259
Beginning	75,906	71,170	76,240	69,101
Net Change	2,930	1,089	2,596	3,158

Billings	$30,014	$21,575	$80,242	$62,305

MEDIA CONTACT:	INVESTOR CONTACT:
ORLANDO DE BRUCE	SETH POTTER
PROOFPOINT, INC.	ICR FOR PROOFPOINT, INC.
408-338-6870	646-277-1230
ODEBRUCE@PROOFPOINT.COM	SETH.POTTER@ICRINC.COM